UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 29, 2005

CONCENTRA OPERATING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amendment to the Credit Agreement. On July 29, 2005, Concentra Operating Corporation (the “Company”) entered into the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”), among the Company, Concentra Inc., the parent corporation of the Company (“Concentra Inc.”), J.P. Morgan Securities Inc., as Sole Advisor, Sole Lead Arranger, and Sole Bookrunner, and JPMorgan Chase Bank, as Administrative Agent, and the several banks, financial institutions, and other entities parties thereto. The Fourth Amendment amends the Credit Agreement, dated as of August 13, 2003 (as previously amended, the “Senior Credit Facility”), among Concentra Inc., the Company, the several banks and other financial institutions and other entities parties thereto, JPMorgan Chase Bank, as Administrative Agent, and Citicorp North America, Inc. and Credit Suisse First Boston, as Co-Syndication Agents. A copy of the Fourth Amendment is being filed as an Exhibit 10.21 to this report.

The Senior Credit Facility contains certain restrictions on the Company’s ability to make acquisitions or invest in joint ventures. The Fourth Amendment increases by $20,000,000 per year the cap on the aggregate amount of Acquisition Capital Expenditures, Permitted Acquisitions, and investments in Permitted Joint Ventures (as such terms are defined in the Senior Credit Facility) allowed under the Senior Credit Facility through June 30, 2009. At June 30, 2005, the total amount outstanding under the Senior Credit Facility was $367,481,000.

Agreement and Plan of Merger. On August 2, 2005, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Island Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Beech Street Corporation, a Delaware corporation. A copy of the Merger Agreement is being filed as an Exhibit 10.22 to this report.

When completed, the acquisition of Beech Street, a privately held preferred provider organization based in Lake Forest, California, will expand the Company’s offerings in the group health market and enhance its existing lines of service to the nation’s leading health plans, insurers, and third-party administrators. The Company expects to complete the $165 million cash transaction later this year, subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the arrangement of necessary funding, and other customary conditions.

Item 7.01. Regulation FD Disclosure.

On August 3, 2005, the Company issued a press release announcing that the Company has signed a definitive agreement to acquire Beech Street Corporation, a privately held preferred provider organization based in Lake Forest, California. A copy of this press release is being furnished as an Exhibit 99.1 to this report.

Limitation on Incorporation by Reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.21	Fourth Amendment to the Credit Agreement, dated as of July 29, 2005, among the Company, Concentra Inc., the parent corporation of the Company, J.P. Morgan Securities Inc., as Sole Advisor, Sole Lead Arranger, and Sole Bookrunner, and JPMorgan Chase Bank, as Administrative Agent, and the several banks, financial institutions, and other entities parties thereto.

10.22	Agreement and Plan of Merger, dated as of August 2, 2005, among the Company, Island Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Beech Street Corporation, a Delaware corporation.

99.1	Press Release of the Registrant dated August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION (Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: August 3, 2005

INDEX TO EXHIBITS

EXHIBIT NUMBER

10.21	Fourth Amendment to the Credit Agreement (the “Fourth Amendment”), dated as of July 29, 2005, among the Company, Concentra Inc., the parent corporation of the Company (“Concentra Inc.”), J.P. Morgan Securities Inc., as Sole Advisor, Sole Lead Arranger and Sole Bookrunner, and JPMorgan Chase Bank, as Administrative Agent, and the several banks, financial institutions and other entities parties thereto.

10.22	Agreement and Plan of Merger, dated as of August 2, 2005, among the Company, Island Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Beech Street Corporation, a Delaware corporation.

99.1	Press Release of the Registrant dated August 3, 2005.